                                                                   Exhibit 10.53

                                                    AUGUST ____, 1998



                                 THE TRIANGLE
                                  BUILDING 5
                               290 HOWARD STREET

                           FRAMINGHAM, MASSACHUSETTS


                                   Lease To

                            LIFELINE SYSTEMS, INC.

                                 THE TRIANGLE
                                  BUILDING  5
                           FRAMINGHAM, MASSACHUSETTS

                                 OFFICE LEASE

                  TABLE OF CONTENTS BY ARTICLES AND SECTIONS
                  ------------------------------------------




ARTICLE          SECTION                                             PAGE
     1.     REFERENCE DATA AND DEFINITIONS.
            -------------------------------

     1.01   Reference Data......................................       1

     1.02   General Provisions..................................       3

     1.03   Terms Defined.......................................       3

     2.     PREMISES.
            ---------

     2.01   Premises............................................      12

     2.02   Appurtenances.......................................      12

     3.     TERM.
            -----

     3.01   Term Commencement...................................      12

     3.02   Termination.........................................      12

     4.     RENT.
            -----

     4.01   Basic Rent..........................................      12

     4.02   Computation of Basic Rent...........................      13

     4.03   Resolution of Disputes with Respect
             to Fair Rental Value, Arbitration..................      13

     5.     USE OF PREMISES.
            ----------------

     5.01   Use Restricted......................................      14

     6.     TAXES; OPERATING EXPENSES; ESTIMATED COST
            -----------------------------------------
            OF ELECTRICAL SERVICES.
            -----------------------

     6.01   Expenses and Taxes..................................      14

     6.02   Monthly Payments of Additional Rent.................      14

     6.03   Accounting Periods..................................      15

     6.04   Abatement of Taxes; Tax Incentives..................      15

     6.05   Electric Service; Payment of
            Additional Rent.....................................      15

     6.06   Change in Rates or Usage............................      16

     6.07   Late Payment of Rent................................      16



ARTICLE  SECTION                                                           PAGE
     7.     IMPROVEMENTS, REPAIRS, ADDITIONS, REPLACEMENTS.
            -----------------------------------------------

     7.01   Preparation of the Premises.................................     17

     7.02   Time for Completion.........................................     17

     7.03   Notice to Commence..........................................     18

     7.04   Delays......................................................     18

     7.05   Tenant's Access to the Premises.............................     18

     7.06   Alterations and Improvements................................     19

     7.07   Maintenance.................................................     20

     7.08   Redelivery..................................................     20

     8.     BUILDING SERVICES.
            ------------------

     8.01   Building Services...........................................     20

     8.02   Other Janitors..............................................     20

     8.03   Additional Services.........................................     21

     8.04   Limitation on Landlord's
                 Liability..............................................     21

     8.05   Electric Service............................................     21

     9.     TENANT'S PARTICULAR COVENANTS.
            ------------------------------

     9.01   Pay Rent....................................................     22

     9.02   Occupancy of the Premises...................................     22

     9.03   Safety......................................................     22

     9.04   Equipment...................................................     22

     9.05   Electrical Equipment........................................     23

     9.06   Pay Taxes...................................................     23

     10.    REQUIREMENTS OF PUBLIC AUTHORITY.
            ---------------------------------

     10.01  Legal Requirements..........................................     23

     10.02  Contests....................................................     23

     11.    COVENANT AGAINST LIENS.
            -----------------------

     11.01  Mechanics Liens.............................................     23

     11.02  Right to Discharge..........................................     24

     12.    ACCESS TO PREMISES.
            -------------------

     12.01  Access......................................................     24

     13.    ASSIGNMENT AND SUBLETTING: COMPANY ARRANGEMENTS.
            ------------------------------------------------

     13.01  Subletting and Assignments..................................     24


ARTICLE          SECTION                                          PAGE
     14     INDEMNITY.
            ----------

     14.01  Tenant's Indemnity..................................    25

     14.02  Landlord's Liability................................    26

     15.    INSURANCE.
            ----------

     15.01  Liability Insurance.................................    26

     15.02  Property Insurance..................................    26

     16.    WAIVER OF SUBROGATION.
            ---------------------

     16.01  Waiver of Subrogation...............................    26

     16.02  Waiver of Rights....................................    27

     17.    DAMAGE OR DESTRUCTION.
            ---------------------

     17.01  Substantial Damage..................................    27

     17.02  Restoration.........................................    27

     18.    EMINENT DOMAIN.
            ---------------

     18.01  Total Taking........................................    28

     18.02  Partial Taking......................................    28

     18.03  Awards and Proceeds.................................    28

     19.    QUIET ENJOYMENT.
            ----------------

     19.01  Landlord's Covenant.................................    28

     19.02  Subordination.......................................    29

     19.03  Notice to Mortgage..................................    29

     19.04  Other Provisions Regarding
                Mortgages.......................................    29

     20.    DEFAULTS; EVENTS OF DEFAULT
            ---------------------------

     20.01  Defaults............................................    30

     20.02  Tenant's Best Efforts...............................    30

     20.03  Elimination of Default..............................    31

     21.    INSOLVENCY.
            ----------

     21.01  Insolvency..........................................    31


ARTICLE     SECTION                                                 PAGE

     22.    LANDLORD'S REMEDIES; DAMAGES ON DEFAULT.
            ---------------------------------------

     22.01  Landlord's Remedies..................................     31

     22.02  Surrender............................................     32

     22.03  Right to Relet.......................................     32

     22.04  Survival of Covenants................................     32

     22.05  Right to Equitable Relief............................     33

     22.06  Right to Self Help; Interest on
                Overdue Rent.....................................     33

     22.07  Further Remedies.....................................     33

     23.    WAIVERS.
            --------

     23.01  No Waivers...........................................     34

     24.    SECURITY DEPOSIT.
            -----------------

     24.01  Security Deposit.....................................     34

     25.    GENERAL PROVISIONS.
            -------------------

     25.01  Force Majeure........................................     34

     25.02  Notices and Communications...........................     34

     25.03  Certificates, Estoppel Letter........................     35

     25.04  Renewal..............................................     35

     25.05  Governing Law........................................     35

     25.06  Partial Invalidity...................................     36

     25.07  Notice of Lease......................................     36

     25.08  Interpretation; Consents.............................     36

     25.09  Bind and Inure; Limitation of
              Landlord's Liability...............................     36

     25.10  Parties..............................................     37

     26.    MISCELLANEOUS.
            --------------

     26.01  Holdover Clause......................................      37

     26.02  Brokerage............................................      37

     26.03  Extension Option.....................................      37

     26.04  Signage..............................................      38


     27.    ENTIRE AGREEMENT.
            -----------------

     27.01  Entire Agreement.....................................      38


                                LEASE EXHIBITS

                                                                             PAGE
EXHIBIT A:       Legal Description of Land................................    39

EXHIBIT A1:      Plan Showing Tenant's Space..............................    40

EXHIBIT B1:      Memorandum Of Work And Installations To Be Initially
                 Performed For Base Building..............................    41

EXHIBIT B2:      Building Standard Interior Tenant Improvements...........    43

EXHIBIT C:       Services By Landlord.....................................    46

EXHIBIT D:       Rules And Regulations....................................    47

EXHIBIT E:       Parking..................................................    49

                              FRAMINGHAM TRIANGLE
                               290 HOWARD STREET
                                  OFFICE LEASE

                                 STANDARD FORM



     THIS LEASE ("Lease") made in Marlborough, Massachusetts, by and between David P. Depietri, Trustee of the Triangle Realty Trust, a duly organized and existing Massachusetts Realty Trust established under a Declaration of Trust dated October 2, 1997, and recorded at the Middlesex South Registry of Deeds, in Book 28070, Page 439 ("Landlord"), having a principal place of business at 293 Boston Post Road, Suite 320, Marlborough, Massachusetts 01752, and Lifeline Systems, Inc., a duly organized and existing Massachusetts Corporation ("Tenant") having a principal place of business at 640 Memorial Drive, Cambridge, Massachusetts. (Tenant Address).



                             W I T N E S S E T H :



                                   ARTICLE 1

                         REFERENCE DATA AND DEFINITIONS
                         ------------------------------


     1.01  REFERENCE DATA
           --------------


LANDLORD'S REPRESENTATIVE:    David Depietri,

                              Trustee, Triangle Realty Trust


LANDLORD'S ADDRESS:           Rosewood Development Corporation
(FOR PAYMENT OF RENT)         293 Boston Post Road, Suite 320

                              Marlborough, Massachusetts 01752


LANDLORD'S ADDRESS
(FOR NOTICE AND BILLING):     Same as Above

TENANT:                       Lifeline Systems, Inc.

TENANT'S REPRESENTATIVE:      John Gugliotta

TENANT'S ADDRESS:             640 Memorial Drive
(FOR NOTICE)                  Cambridge, Massachusetts 02139

TENANT'S PHONE NUMBER:        1-617-679-1000
TENANT'S FAX NUMBER:

PREMISES:                     The portion of the Building known as Building 5,
                              290 Howard Street, Framingham, Massachusetts, located on land, a legal description of which is attached hereto as Exhibit A, which portion is known as Suite 100 located on the first floor as shown on Exhibit A-1 attached hereto.

RENTABLE AREA
OF PREMISES:                  15,698 Square Feet of Rentable Floor Space.


RENTABLE AREA
OF THE BUILDING:              64,436 Rentable Square Feet


RENT COMMENCEMENT
DATE:                         The Term Commencement Date


OCCUPANCY DATE:               Ten (10) days after Substantial Completion Date or
                              upon earlier occupancy of the Building by Tenant for operations of its business.


TERM: Sixty (60) calendar months (plus the partial month, if any, immediately following the Term Commencement Date).


BASIC NET, NET, NET,
RENT:                         SEE SCHEDULE BELOW:




                                NET,NET, NET             NET, NET, NET             NET, NET, NET
                          ------------------------  ------------------------  ------------------------
         MONTHS               RATE PER SQ. FT.            ANNUAL RENT               MONTHLY RENT
         ------           ------------------------  ------------------------  ------------------------

          1-60                   $5.00                   $78,490.00                 $6,540.00




INITIAL MONTHLY PAYMENT
(Basic Net, Net, Net Rent):   $6,540.00


TAX BASE:                         $0.00


OPERATING EXPENSE

BASE:                             $0.00

TENANT'S SHARE:                   24.4%

SECURITY DEPOSIT:                 N/A
GUARANTOR:                        N/A

PERMITTED USES:    General office, light assembly and distribution

1.02  GENERAL PROVISIONS.
      ------------------

      For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

     (a)  The words herein, hereof, hereunder and other words of similar import
                    ------  ------  ---------
          refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

     (b) A pronoun in one gender includes and applies to the other genders as well.

     (c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

     (d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

     (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     (f) All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

1.03  TERMS DEFINED.
      -------------

          Each term or expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it.

          ADDITIONAL SERVICES.  Services provided to Tenant or in respect to the
          -------------------
          Premises which are not described in Exhibit C hereto.

          ADJUSTED OPERATING EXPENSE BASE.  The amount determined by multiplying
          -------------------------------
          the Operating Expense Base by the Adjustment Factor.

          ADJUSTED TAX BASE.  The amount determined by multiplying the Tax Base
          -----------------
          by the Adjustment Factor.

          ADJUSTMENT FACTOR.  With respect to the First Calendar Year and the
          -----------------
          Last Calendar Year, the percentage computed by dividing (i) the number of days of each such period falling within the Lease term by (ii) 365.


          AFFILIATE.  With respect to any specified person either (i), any other
          ---------
          person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (ii) any other person who is a successor by merger or acquisition of substantially all of the assets or stocks of such specified person. For the purposes of this definition, the term control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by have meanings correlative to the foregoing.


          AUTHORIZATIONS.  All franchises, licenses, permits and other
          --------------
          governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted use therein.


          BASIC SERVICES.  The services described in Exhibit C hereto.
          --------------


          BUILDING. The building known as Building #5 located at 290 Howard
          --------
          Street, Framingham, Massachusetts.


          BUSINESS DAY.  A day which is not a Saturday, Sunday or other day on
          ------------
          which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.


          CALENDAR YEAR.  The First Calendar Year, the Last Calendar Year and
          -------------
          full calendar year (January 1 through December 31) occurring during the Lease Term.


          C.P.I.  "Consumer Price Index - All Urban Consumers - (CPI-U) - U.S.
          -----
          City Average - All Items (1982-1984=100)" as published by the U.S. Department of Labor.


          COMMON AREAS.  All areas devoted to the common use of occupants of the
          ------------
          Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, mechanical rooms, janitor closets, vending areas and other similar facilities for the provision of Services or the use of all occupants of multi-tenant floors or all occupants of the Building.

          CONTROL.  As defined in the definition of Affiliate.
          -------

          CORPORATION.  A corporation, company, association, business trust or
          -----------
          similar organization wherever formed.

          DEFAULT.  Any event or condition specified in Article 20 hereof so
          -------
          long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.

          ESTIMATED TERM COMMENCEMENT DATE.  November 1, 1998
          --------------------------------

          EVENT OF DEFAULT.  Any event or condition specified in (a) Article 20
          ----------------
          hereof (if all applicable periods for the giving of notice or lapse of time or both have been fulfilled) or (b) in Article 21 hereof.


          FAIR RENTAL VALUE.  The amount per square foot per annum which a
          -----------------
          Person not an Affiliate of either Landlord or Tenant would pay as Basic Rent as of the time of determination for the Premises for a term of seven (7) years. All Additional Rent such as Taxes, Operating Expenses and Estimated Cost of Electrical Service shall be in addition to the price per square foot so determined.


          FIRST CALENDAR YEAR.  The partial Calendar Year period commencing on
          -------------------
          the Term Commencement Date and ending on the next succeeding December 31.


          FORCE MAJEURE.  Acts of God, strikes, lock outs, labor troubles,
          -------------
          inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause.


          GENERAL CONTRACTOR.  None.
          ------------------


          GOVERNMENTAL AUTHORITY.  United States of America, the Commonwealth of
          ----------------------
          Massachusetts, the City of Framingham, County of Middlesex, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.


          INSOLVENCY.  The occurrence with respect to any Person of one or more
          -----------
          of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an insolvency hereunder.


          INSURANCE REQUIREMENTS.  All terms of any policy of insurance
          ----------------------
          maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).


          LAND.  The land on 290 Howard Street, Framingham, Massachusetts,
          ----
          County of  Middlesex, Commonwealth of Massachusetts.


          LANDLORD'S CONTRIBUTION.  The amount contributed by Landlord as a
          -----------------------
          credit toward the cost of finishing the Premises shown on Exhibit B-1.


          LANDLORD'S WORK.  The work to be done by Landlord with respect to the
          ---------------
          Premises described on Exhibit B1.


          LAST CALENDAR YEAR.  The partial Calendar Year commencing on January 1
          ------------------
          of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.


          LEASE TERM.  The period commencing on the Term Commencement Date and
          ----------
          ending on the Lease Termination Date.


          LEASE TERMINATION DATE.  The earlier to occur of (1) the Stated
          ----------------------
          Expiration Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.


          LEASE YEAR.  A period commencing on the Term Commencement Date (or an
          ----------
          anniversary thereof) and ending on the Day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

          LEGAL REQUIREMENTS.  All statutes, codes, ordinances (and all rules
          ------------------
          and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises or Building or to any condition or use thereof and the provisions of all Authorizations.


          OCCUPANCY ARRANGEMENT.  With respect to the Premises or any portion
          ---------------------
          thereof of the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.


          OPERATING EXPENSE BASE.  With respect to each Calendar Year the amount
          ----------------------
          determined by multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Operating Expense Base per square foot of Rentable Area per year, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Operating Expense Base.


          OPERATING EXPENSES.  All expenses, costs, and disbursements of every
          ------------------
          kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Building) and the Land and the provision of Basic Services, including, but not limited to (a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith up to the level of Property Manager, including taxes, insurance, and benefits relating thereto; (b) the cost of (i) all supplies and materials, electricity and lighting, for Common Areas, (ii) water, heat, air conditioning, and ventilating for the Building, (iii) all maintenance, janitorial, and service agreements,
          (iv) all insurance, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, (v) repairs and general maintenance,
          (vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles (provided that in the event the reasonably estimated annual savings arising from the installation of any such capital improvement shall exceed such annual amortization, Operating Expenses shall include, in lieu of such amortization, such estimated annual savings until the cost of such improvement shall have been completely amortized), (vii) pursuing an application for an abatement of taxes pursuant to Section 6.05 hereof to the extent not deducted from the abatement, if any, received, (viii) independent auditors, (ix) Landlord's central accounting functions, and (x) providing office space for the manager of the Building; (c) management fees not to exceed 5% per annum; and (d) a share (equal to percentage computed by a fraction the numerator of which is the Rentable Area of the Building and the denominator of which is the aggregate Rentable Area of all constructed buildings (including the Building at 290 Howard Street, Framingham,), of the cost to Landlord of operating, repairing and maintaining exterior common areas and facilities which may not be located entirely on the Land but which are available for landscaping, security and maintenance for common roadways and open areas. Operating Expenses shall not include (i) capital items except as provided above, (ii) specific costs billed to and paid by specific tenants, or (iii) debt service or depreciation. Operating Expenses shall be determined using the accrual basis of accounting. If at any time during the term, less than ninety-five percent (95%) of the Rentable Area of the project is occupied, those "Operating Expenses" which are variable based upon level of occupancy (such as Tenant space janitorial services) shall be adjusted by the Landlord so that Operating Expenses shall reasonably approximate the Operating Expenses which would be incurred if the project had been at least ninety-five percent (95%) occupied.


          PARTIAL TAKING.  Any Taking which is not a Total Taking.
          ---------------


          PERMITTED EXCEPTIONS.  Any liens or encumbrances on the Premises in
          --------------------
          the nature of (a) liens for taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages of record, and (e) Title Conditions. Landlord represents and warrants that to the best of his knowledge, Permitted Exceptions do not and will not materially interfere with use and enjoyment by Tenant of its rights hereunder


          PERSON.  An individual, a Corporation, a company, a voluntary
          ------
          association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.


          PREMISES. The space in the Building shown on Exhibit A-1 hereto.
          --------


          PROCEEDS.  With respect to any Taking or occurrence described in
          --------
          Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.


          PROHIBITED OCCUPANCY ARRANGEMENT.  An Occupancy Arrangement which
          --------------------------------
          provides for any rent or other payment based in whole or in part on the net income or profits derived by any person from the Premises.


          RENT.  Basic Rent and all Additional Rent.
          ----


          RENTABLE AREA OF THE PREMISES.  The number of square feet stated in
          -----------------------------
          Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula:


          (i) On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of Common Areas.


          (ii) On multi-tenant floors, the usable area measured from inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of Common Areas.


          RULES AND REGULATIONS.  Reasonable rules and regulations promulgated
          ---------------------
          by Landlord and uniformly applicable to persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit D.



          SERVICES.  Basic Services and Additional Services.
          --------


          SPECIAL WORK.  Work done in or with respect to the Premises which is
          ------------
          not part of Landlord's Work.


          STATED EXPIRATION DATE.  The last day of the last Lease Year of the
          ----------------------
          Term stated in Section 1.01.


          SUBSTANTIAL COMPLETION DATE. The date on which (i) the Premises
          ---------------------------
          together with the appurtenant areas of the Building necessary for access and service thereto, have been completed in accordance with
          Article 7 hereof (including both the Landlord's Work and the Tenant Fit Up Work described in Section 7.01) except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonbly tentable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time, and (ii) a certificate of occupancy for the Premises has been issued.


          TAKING.  The taking or condemnation of title to all or any part of the
          ------
          Land or the possession or use of the Building or the Premises by a person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.


          TAX BASE.  With respect to each Calendar Year the amount determined by
          --------
          multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Tax Base per square foot of Rentable Area per year, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Tax Base.


          TAXES.  All taxes, special or general assessments, water rents, rates
          -----
          and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and are tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.


          TENANT.  As defined in the preamble hereof.
          ------


          TENANT'S COST.  The cost of work done in connection with the
          -------------
          completion of the Premises in excess of (i) the cost of Landlord's Work and (ii) Landlord's Contribution.


          TENANT'S SHARE.    Tenant's share of building is equal to T divided by
          ---------------
          B x 100%, where "T" is equal to the number of rentable square feet rented by the Tenant and "B" is equal to 100% of the total rentable square feet of the building. The rentable floor area of the Building is 64,436 Rentable Square Feet.

          TERM COMMENCEMENT DATE.  The earlier of (a) the later of (x) the date
          ----------------------
          specified by Landlord in the notice delivered pursuant to Section 7.03 or (y) The Substantial Completion Date, or (b) any other date for such commencement determined in accordance with said Article 7, or (c) the date on which Tenant first occupies the Premises for the Permitted Uses.


          TITLE CONDITIONS.  All covenants, agreements, restrictions, easements
          ----------------
          and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.


          TOTAL TAKING.  (i) a Taking of: (a) the fee interest in all or
          -----------
          substantially all of the Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.


          WORK LETTER.  The agreement between Landlord and Tenant with respect
          -----------
          to the finishing of the Premises.


          WORKING DRAWINGS.  The Working Drawings for the finishing of the
          ----------------
          Premises developed by Landlord and Tenant in accordance with Exhibit B1. The Working Drawings shall be prepared by Landlord in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans which are required to finish the Premises or to obtain any Authorization required therefor, and be subject to Tenant's reasonable approval.


                                   ARTICLE 2

                                   PREMISES
                                   --------

     2.01  PREMISES.
           --------

           Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in such a manner
                             --------
that it does not unreasonably interfere with Tenant's use of the Premises.

2.02  APPURTENANCES.
      -------------

      Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed. Tenant's rights concerning parking are set forth on Exhibit E, attached hereto and incorporated herein by reference.


                                   ARTICLE 3

                                      TERM
                                      ----

3.01  TERM COMMENCEMENT.
      -----------------

      The Lease Term shall commence on the Term Commencement Date.


3.02  TERMINATION.
      -----------

      The Lease Term shall end on the Lease Termination Date.


                                   ARTICLE 4

                                      RENT
                                      ----

4.01  BASIC RENT.
      ----------

      Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent shall be paid on the Rent Commencement Date. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month thereafter. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated and paid on the Term Commencement Date and
                           ---------
the first day of the calendar month in which the Lease Termination Date is to occur.


4.02  COMPUTATION OF BASIC RENT.
      -------------------------

      The Basic Rent for each the Lease Years shall be stated in Article
1.01 hereof.

      Basic Rent so determined shall be exclusive of (and in addition to) amounts due hereunder for Taxes, Operating Expenses and Estimated Cost of Electrical Service.


4.03  ARBITRATION PROCEDURE; SELECTION OF ARBITRATORS
      -----------------------------------------------

      If Tenant elects to exercise its extension options under section 26.04 hereof, then arbitration to determining the Fair Rental Value of the Premises shall be conducted as provided in this article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and within twenty (20) days thereafter shall decide the dispute.


        If within said period they cannot agree on their decision, they shall appoint a third arbitrator and if they cannot agree on said appointment, the third arbitrator shall be appointed on their application or on the application of either party, by the American Arbitration Association in the City of Boston. The three arbitrators shall meet and decide the dispute. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.


        The obligation of Landlord and Tenant to submit a dispute to arbitration, is limited to the determination of Fair Rental Value of the Premises in accordance with section 26.04 hereof. No individual shall be qualified to act as an arbitrator hereunder unless such individual shall be a licensed real estate broker or appraiser with at least seven (7) years of experience in commercial real estate leasing.



                                   ARTICLE 5

                                USE OF PREMISES
                                ---------------

5.01  USE RESTRICTED.
      --------------

      The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease without Landlord's approval, not to be unreasonably withheld. At the expiration or other termination of this Lease, Tenant shall remove from said Premises all goods and effects and trade fixtures, all erections and additions made to the same (except as set forth in Section 7.06), whether made in replacement, substitution of, or addition to, existing facilities, including, without limitation, piping, electrical installations, switch boxes, transformers, lighting fixtures, all wiring both for light and power up to the point that the same may be attached to any machines, and partitions and construction of all kinds, broom clean and in good repair, order, and condition in all respects, reasonable use and wear damage by fire or other casualty only expected. Tenant will not obstruct or permit to be obstructed the sidewalks, drives, or parking area of the Premises. Tenant shall not use said parking areas for commercial parking purposes, but shall confine the use of said parking areas to Tenant's employees, customers, and business invitees; whether or not working in or visiting the

Premises. Tenant will, at Tenant expense, make all repairs and improvements to the exterior of the Premises and parking areas necessitated by the negligence of Tenant, Tenant's employees, customers, business invitees, and assignees. Landlord may place "For Rent" signs on the Premises at any time during the last Lease Year before expiration of the term of the Lease.



                                   ARTICLE 6

                           TAXES; OPERATING EXPENSES;
                           --------------------------
                     ESTIMATED COST OF ELECTRICAL SERVICES
                     -------------------------------------



6.01  EXPENSES AND TAXES.
      ------------------

      Tenant will also pay without notice, except as required under this Lease, without any abatement, deduction or set off , as additional rent, the Tenant's Share of all Operating Expenses, and Real Estate Taxes. In case of any nonpayment thereof, Landlord shall have, in addition to all other rights and remedies all the rights and remedies provided for in this Lease, or by law in the case of nonpayment of the net rent. The cost of roof maintenance and compliance with laws first adopted after the Term Commencement Date will be included in Operating Expenses. Capital costs will be amortized over the useful life of the capital item and included in the operating expenses.



6.02  MONTHLY PAYMENTS OF ADDITIONAL RENT.
      -----------------------------------

      Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in
Section 6.02 and receipt by Tenant of the next such statement, as Additional Rent an amount equal to 1/12th of Tenant's estimated obligation under Section
6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).



6.03  ACCOUNTING PERIODS.
      ------------------

      Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

6.04  ABATEMENT OF TAXES; TAX INCENTIVES.
      ----------------------------------

      Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord shall make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. Tenant may, with Landlord's approval not to be unreasonably withheld, from time to time to attempt to secure state and /or local tax incentives. Landlord shall cooperate with Tenant in its attempt to secure such incentive If (I) any such application is successful and
(ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement or tax incentives was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant's Share (adjusted for any period for which Tenant has made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and pay or credit to Tenant any incentives attributable solely to Tenant (c) retain the balance, if any.



6.05  ELECTRIC SERVICE; PAYMENT AS ADDITIONAL RENT.
      --------------------------------------------

      The Estimated Cost of Electrical Service if applicable, is Landlord's estimate of the cost (on the date hereof) of lighting the Premises and operating Tenant's office equipment. This estimate is based on information supplied to Landlord by Tenant and shall be subject to adjustment as hereinafter set forth. Tenant shall reimburse Landlord for the cost of providing such electrical energy by paying to Landlord the estimated Cost of Electrical Service. Tenant shall pay Landlord (without previous demand therefor) such amount in monthly installments on the same day on which Basic Rent is due. If Tenant (a) connects equipment (i) other than normal office equipment or (ii) which operates in excess of 120 volts nominal to the Building Distribution System or (b) operates any such equipment beyond normal operating hours, the Estimated Cost of Electrical Service shall be increased by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord. All electricity to Tenant will be measured by separate meters to be installed by Landlord as part of the Landlord's Work. All additional risers or other equipment required for equipment other than normal office equipment or equipment which operates on 120 volts nominal shall be provided by Landlord, and the cost thereof shall be paid by Tenant.



6.06  CHANGE IN RATES OR USAGE.
      ------------------------

      The Estimated Cost of Electrical Service is based on current rates for such service and Landlord's good faith estimate of the usage of electricity by Tenant. If at any time after the date of this Lease, (i) the rates at which Landlord purchases electrical energy from the public utility supplying electrical service to the Building, or any charges incurred or Taxes payable by Landlord in connection therewith shall be increased or decreased or (ii) the usage by Tenant exceeds Landlord's estimate thereof, the Estimated Cost of Electrical Service shall be increased or decreased, as the case may be, by an amount equal to the estimated increase or decrease, as the case may be, in Landlord's cost of furnishing the electricity referred to above as a result of such increase or decrease in rates, charges, taxes or usage.



6.07  LATE PAYMENT OF RENT.
      --------------------

      If any installment of basic rent or additional rent is not received in full within seven (7) days of its due date then, in addition to any other rights or remedies of the Landlord, upon demand of Landlord, Tenant shall pay for each month that rental payments are not timely made, a sum equal to four percent (4%) of each unpaid portion of such monthly installment as a liquidated damages charge arising out of and occurring as the result of each such late payment.


      In the event that Tenant makes three or more late payments of rent during the Term, Landlord may deem such action to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.


                                   ARTICLE 7

                IMPROVEMENTS, REPAIRS, ADDITIONS, REPLACEMENTS
                ----------------------------------------------


7.01  PREPARATION OF THE PREMISES.
      ---------------------------

      Landlord shall perform Landlord's Work as set forth in Exhibit B1, at its sole cost and expense.


      In addition, Landlord shall perform additional tenant fit up work in the Premises (the "Tenant Fit Up Work") to be specified by Tenant, the quality of such work to be in compliance with the standards set forth in Exhibit B2. (Landlord and Tenant agree that all of the work described in Exhibit B2 need not be undertaken; rather, Exhibit B2 is included merely to describe the standard of quality for any Tenant Fit Up Work which Tenant chooses to do.)


      Landlord and Tenant shall use reasonable efforts to agree upon a specific description of the Tenant Fit Up Work, and the reasonable cost thereof (which Landlord agrees shall be at a competitive price in the marketplace) (the "Approved Tenant Fit Up Work Cost"), no later than September 1, 1998. Upon Tenant's written approval of such description and such cost, Landlord shall perform the Tenant Fit Up Work. Tenant shall pay the Approved Tenant Fit Up Work Cost either (a) as additional rent as a lump sum, no later than 5 days after the Term Commencement Date, or (b) by use of the allowance for Special Work described in the next paragraph. Unless Tenant elects otherwise by written notice to Landlord, it shall be deemed to have elected option (a) described in the immediately preceding sentence.

      If Landlord agrees to do, at Tenant's request, any Special Work, Tenant shall pay the amount of Tenant's Cost to Landlord. If requested by Tenant, Landlord will provide an allowance of $5.00 per Rentable Square Foot to be used for Tenant Improvement Construction in addition to the Base Building Construction. This improvement allowance will be amortized over the lease term at a twelve and a half percent (12 1/2%) rate in addition to the base rental rate.


7.02  TIME FOR COMPLETION.
      -------------------

      Landlord shall use due diligence to have the Premises ready for occupancy (including both the Landlord's Work and the Tenant Fit Up Work) on or before the Estimated Term Commencement Date. Reference is made to Exhibit B1 for details of the completion process. If the Landlord has not completed the Landlord's Work and the Tenant Fit Up Work by 6 months after the Estimated Term Commencement Date, Tenant may at its option terminate this Lease.

7.03  NOTICE TO COMMENCE.
      ------------------

      Approximately fifteen (15) days prior to the Substantial Completion Date, at Tenant's written request, Landlord shall furnish Tenant a notice stating the Term Commencement Date.


7.04  DELAYS.
      ------

      If Landlord shall be delayed in substantially completing the work in the Premises as the result of:


          (a) delay in delivery to Landlord of any plans, design work and detailed drawing, or


          (b) Tenant's requests for Special Work or change to the Working Drawings (notwithstanding Landlord's approval of such changes), or


          (c) delays in performance by Tenant or any Person employed by Tenant which shall cause delays in the completion of any work to be done by Landlord or which shall otherwise delay the substantial completion of the Premises, or


          (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees,


                 then, in any such event, Premises shall be deemed to be substantially completed on (and the Term Commencement Date shall be) the date the work would have been completed, but for such fault, negligence, omission or failure.



7.05  TENANT'S ACCESS TO PREMISES.
      ----------------------------

      Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, which consent shall not be unreasonably withheld, enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to the Term Commencement Date, such permission shall be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and the General Contractor and with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion of operation of the Building, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant's sole risk.



7.06  ALTERATIONS AND IMPROVEMENTS.
      ----------------------------

      Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefore first reasonably approved by Landlord. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind or make improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes. All alterations and additions shall be part of the Premises and need not be removed by Tenant unless and until Landlord shall specify the same for removal in a notice delivered to Tenant on or before the time Lessor approves the installation thereof. Landlord agrees that the Tenant Fit Up Work described in Section 7.01 need not be removed at the end of the Term. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach. All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord shall promptly give notice to Tenant of any observed defects.

7.07  MAINTENANCE.
      -----------

      Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain (or cause to be kept and maintained) the Premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precaution to prevent waste, damage or injury thereto.



7.08  REDELIVERY.
      ----------

      Landlord shall maintain and keep in good condition all structural components in the building and all utility systems serving the Leased Premises which are under the Landlord's control Landlord will not be required to make any such repairs which are caused by any acts of omission or negligence of Tenant, its agents, invitees, licenses, visitors, contractors, or any third party. The Landlord will make all capital replacements to the mechanical equipment serving the demised premises.


      On the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever except (i) Permitted Exceptions and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired at Tenant's cost to Landlord's satisfaction.


                                   ARTICLE 8

                               BUILDING SERVICES
                               -----------------


8.01  BUILDING SERVICES.
      -----------------

      Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services, as described in Exhibit C to this Lease Agreement.


8.02  OTHER JANITORS.
      ---------------

      No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03  ADDITIONAL SERVICES.
      -------------------

      Tenant will pay the Landlord a reasonable charge for any extra cleaning of the building required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the building shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within ten
(10) days of the date on which they are billed.



8.04  LIMITATIONS ON LANDLORD'S LIABILITY.
      -----------------------------------

      Landlord shall not be liable in damages, not in default hereunder, for any failure or delay in furnishing any Basic Service or Additional Service when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off of any abatement of Rent or of any of Tenant's obligations under this Lease.


8.05  ELECTRIC SERVICE.
      ----------------

      Subject to Section 6.06 Landlord shall furnish electrical energy required for lighting the Premises and operating equipment used in the Premises, provided, however, Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by Landlord:
(1) Landlord shall give reasonable advance notice of any such discontinuance to Tenant; (2) Landlord shall permit Tenant to receive electrical service directly from the public utility supplying service to the Building and to use (in common with others) the existing feeders, risers, wiring and other electrical facilities serving the Premises for such purpose to the extent they are suitable and safely capable; (3) Landlord shall pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters and pay for such other installations as such public utility may require, as a condition to providing comparable electrical service to Tenant; (4) Tenant's obligations under Sections 6.05 and 6.06 shall end; and (5) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises promptly when due.

                                   ARTICLE 9

                         TENANT'S PARTICULAR COVENANTS
                         -----------------------------


9.01  PAY RENT.
      ---------

      Tenant shall pay when due all Rent and all charges for utility services rendered to the Premises not included in Rent and, as further Additional Rent, all charges of Landlord for Additional Services.



9.02  OCCUPANCY OF THE PREMISES.
      --------------------------

      Tenant shall occupy the Premises continuously from the Term
Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.


9.03  SAFETY.
      -------

      Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.


9.04  EQUIPMENT.
      ----------

      Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's business machines and mechanical equipment which cause or may cause air-borne or structure-born vibration or noise, whether or not it may be transmitted to any other Premises so as to eliminate such vibration or noise.


9.05  ELECTRICAL EQUIPMENT.
      ---------------------

      Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal office equipment or (ii) operate such equipment on a regular basis beyond normal Building operating hours. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.


9.06  PAY TAXES.
      ----------

      Tenant shall pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.


                                   ARTICLE 10

                        REQUIREMENTS OF PUBLIC AUTHORITY
                        --------------------------------


10.01  LEGAL REQUIREMENTS.
       -------------------

       Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims applicable to its use of the Premises and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.


10.02  CONTESTS.
       ---------

       Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.


                                   ARTICLE 11

                             COVENANT AGAINST LIENS
                             ----------------------


11.01  MECHANICS LIENS.
       ----------------

       Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof.

11.02  RIGHT TO DISCHARGE.
       -------------------

       Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid thirty (30) day period or to satisfy such liens within (30) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.


                                   ARTICLE 12

                               ACCESS TO PREMISES
                               ------------------


12.01  ACCESS.
       -------

       Landlord or Landlord's agents and designers shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours, after reasonable advance notice, to examine same and to exhibit the Premises to prospective purchasers and tenants, but in the latter case only during the last twelve (12) months of the Lease Term.



                                   ARTICLE 13

               ASSIGNMENT AND SUBLETTING: OCCUPANCY ARRANGEMENTS
               -------------------------------------------------


13.01  SUBLETTING AND ASSIGNMENT.
       --------------------------

       Tenant shall not (either voluntarily or by operation of law) enter into a Prohibited Occupancy Arrangement, and any Prohibited Occupancy Arrangement shall be absolutely void and ineffective for any purpose. Tenant shall not enter into any other Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is Affiliate of Tenant for a period ending when, as and if such Person ceases to be Affiliate of Tenant) without the prior written consent of Landlord, which consent shall not be unreasonably withheld.


       If Tenant intends to enter into an Occupancy Arrangement which requires Landlord's consent, Tenant shall so notify Landlord in writing, stating the name of (and a financial statement with respect to business) the Person whom Tenant intends to enter into such arrangement, the exact material terms of the Arrangement and a precise description of the portion of the Premises intended to be subject thereto. Within thirty (30) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement or (ii) not consent to such occupancy Agreement by giving tenant written notice of his decision, such notice will include landlord's reasons for not consenting to a specific occupancy Agreement.

       If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact material business terms described to Landlord within thirty (30) days of Landlord's consent or comply again with their terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Arrangement with any party other than an affiliate, Tenant shall pay to Landlord when received one half ( 1/2) of the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent, after deducting reasonable expenses incurred in connection with such Occupancy Arrangement. After deducting Tenant's reasonable expenses incurred in connection with such Occupancy Agreement.


       If Landlord terminates this Lease, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in
Section 7.08 hereof.


                                  ARTICLE 14

                                   INDEMNITY
                                   ---------


14.01  TENANT'S INDEMNITY.
       -------------------

       To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury to person or property sustained by anyone in and about the Building or the Premises or the Land and by reason of an act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, subleases or invitees. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Landlord may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the gross negligence or willful default of Landlord, no part of said damage or loss shall be charged to or borne by Landlord.

14.02  LANDLORD'S LIABILITY.
       ---------------------

       Except for its intentional acts of gross negligence or the intentional acts or gross negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or subleases.



                                   ARTICLE 15

                                   INSURANCE
                                   ---------


15.01  LIABILITY INSURANCE.
       --------------------

       Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term, general comprehensive liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.) with respect to injury or death to more than one person in any one accident or other occurrence and One Million Dollars ($1,000,000.00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured and have deductibles of no more than $5,000.00. Tenant agrees to deliver certificates of such insurance to Landlord as of the date hereof and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord.


15.02  PROPERTY INSURANCE.  Landlord will maintain adequate fire and casualty
       ------------------
insurance on the Building and the Premises, the cost of which shall be included within Operating Expenses.




                                   ARTICLE 16

                             WAIVER OF SUBROGATION
                             ---------------------


16.01  WAIVER OF SUBROGATION.
       ----------------------

       All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement.

16.02  WAIVER OF RIGHTS.
       ----------------

       Landlord and Tenant each hereby waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause, including the negligence and intentional wrong doing of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance; provided however, that this waiver shall be invalidated in the event any such insurer would be relieved from the obligation to make payment pursuant to a policy of insurance by reason of this waiver.



                                   ARTICLE 17

                             DAMAGE OR DESTRUCTION
                             ---------------------


17.01  SUBSTANTIAL DAMAGE.
       ------------------

       If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged) or if payment is used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.



17.02  RESTORATION.
       -----------

       If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, within ninety (90) days after such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty to the extent of Landlord's Work and the value of Landlord's Contribution. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If Landlord has not substantially completed restoration of the building within 180 days from the date of casualty the Tenant may terminate this Lease.

                                   ARTICLE 18

                                 EMINENT DOMAIN
                                 --------------

18.01  TOTAL TAKING.
       ------------

       If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.


18.02  PARTIAL TAKING.
       --------------

       If there occurs a Partial Taking, Landlord (whether or not the Premises are affected thereby) may terminate this Lease, provided that other leases in the building are terminated and Landlord has made good faith determination that it is unreasonable to continue to operate, by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date the Building or Premises is taken by the condemning authority. If upon such Partial Taking this Lease is not terminated, Rent shall be abated by an amount representing that part of the Rent properly be allocable to the portion of the Premises so taken or equitably reimbursing Tenant for loss of access, parking or other rights hereunder and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of Landlord's Work and the value of Landlord's Contribution. The Landlord shall have no liability for interruption of tenant's business.



18.03  AWARDS AND PROCEEDS.
       -------------------

       All Proceeds payable in respect of Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.


                                   ARTICLE 19

                                QUIET ENJOYMENT
                                ---------------


19.01  LANDLORD'S COVENANT.
       -------------------

       Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.02  SUBORDINATION
       -------------

       This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This
Section 19.02 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee shall succeed to the interest of Landlord then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord. Prior to the execution of this Lease and prior to Tenant's subordination to any future mortgage, Tenant shall have received an executed Nondisturbance and Recognition Agreement in form satisfactory to Tenant from any existing mortgage.



19.03  NOTICE TO MORTGAGEE.
       -------------------

       No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.



19.04  OTHER PROVISIONS REGARDING MORTGAGEES.
       -------------------------------------

       If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any

Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.10. hereof.



                                   ARTICLE 20

                          DEFAULTS; EVENTS OF DEFAULT
                          ---------------------------


20.01  DEFAULTS.
       --------

       The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirements for notice or lapse of time have been met, constitute Events of Default hereunder:


          (1)    Occurrence of any event set forth in Article 21 hereof;



          (2) The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying such failure;


          (3) The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof and;


          (4) The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure.



20.02  TENANT'S BEST EFFORTS.
       ----------------------

       In the event that the Default of which Landlord gives notice is of such a nature that it cannot be cured within such thirty (30) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

20.03  ELIMINATION OF DEFAULT.
       -----------------------

       Notwithstanding anything to the contrary contained in this Article 20, in the event that a Default has been cured as hereinabove provided, such Default(s) shall be deemed never to have occurred and Tenant's rights hereunder shall continue unaffected by such Defaults.



                                   ARTICLE 21

                                   INSOLVENCY
                                   ----------


21.01  INSOLVENCY.
       -----------

       If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.


                                   ARTICLE 22

                    LANDLORD'S REMEDIES; DAMAGES ON DEFAULT
                    ---------------------------------------


22.01  LANDLORD'S REMEDIES.
       -------------------

       If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than three (3) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.


       If such Event of Default results from Tenant's failure to pay Tenant's Cost as required by Section 7.01 hereof, Landlord may, at its option, in addition to or in lieu of the other remedies available to Landlord, refuse Tenant access to the Premises. In such event the Term Commencement Date shall be the earlier of (i) the date determined in accordance with Section 7.04 or (ii) the Substantial Completion Date.


       If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

       If an Event of Default shall occur and be continuing, Landlord shall be relieved of its undertakings under Articles 7, 8, 13, 17, 18, 19, and 26 hereof.


22.02  SURRENDER.
       ---------

       Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord, upon or at any time after any such termination, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.



22.03  RIGHT TO RELET.
       --------------

       At any time from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such terms or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting provided that Landlord will use reasonable efforts to mitigate.



22.04  SURVIVAL OF COVENANTS.
       ---------------------

       No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination (but mitigated by any re-letting). Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.


       In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default, the difference between



       (1) the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, less
                               ----

       (2) the fair and reasonable rental value of the Premises for the same period, excluding all of Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossess costs, brokerage commission, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting.

       If the Premises or any part thereof are relet by the Landlord in good faith to an unrelated third party before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable
                                       -----------
rental value for the part or the whole of the Premises so relet during the term of the reletting.


       Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.



22.05  RIGHT TO EQUITABLE RELIEF.
       -------------------------

       If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.



22.06  RIGHT TO SELF HELP;  INTEREST ON OVERDUE RENT.
       ---------------------------------------------

       If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord,
(ii) interest (at the rate of 1 1/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all Rent not paid when due and (iii)
                                    ----
all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.



22.07  FURTHER REMEDIES.
       ----------------

       Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.

                                   ARTICLE 23

                                    WAIVERS
                                    -------

23.01  NO WAIVERS.
       ----------

       Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder. No waiver by any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.



                                   ARTICLE 24

                                SECURITY DEPOSIT
                                ----------------

24.01  SECURITY DEPOSIT.  INTENTIONALLY OMITTED
       ----------------


                                   ARTICLE 25

                               GENERAL PROVISIONS
                               ------------------


25.01  FORCE MAJEURE.
       -------------

       In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.


25.02  NOTICES AND COMMUNICATIONS.
       --------------------------

       All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by first class mail, postage prepaid, to the following address:


       (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or



       (b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy HALE AND DORR LLP , 60 STATE STREET, BOSTON, MA 02109 ATTN: WILLIAM R. O'REILLY, JR. and to such Persons as Tenant shall have designated in writing to Landlord.

          Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first-class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.



25.03  CERTIFICATES, ESTOPPEL LETTER.
       -----------------------------

       Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force constituted, (c) as to the parties knowledge of the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

       Tenant shall in addition, within 5 Business Days of the Term Commencement Date, execute and deliver to Landlord a tenant estoppel letter.


25.04  RENEWAL.
       -------

       If this Lease is renewed or extended the provisions of Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of Article 7 hereof shall not apply.


25.05  GOVERNING LAW.
       --------------

       This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

25.06  PARTIAL INVALIDITY.
       -------------------

       If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.



25.07  NOTICE OF LEASE.
       ----------------

       The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises, the Lease Term and any other portions thereof, excepting the rental provisions, as either party may request. Cost of review and recording to be borne by Tenant.


25.08  INTERPRETATION; CONSENTS.
       -------------------------

       The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


25.09  BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.
       ---------------------------------------------------

       The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Land and Building shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Land and Building. The obligations of Landlord shall be binding upon the assets of Landlord which comprise of only the Land and Building but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Land and Building in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

25.10  PARTIES.
       --------

       Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.


                                  ARTICLE 26

                                 MISCELLANEOUS
                                 -------------


26.01  HOLDOVER CLAUSE.
       ----------------

       In the event Tenant fails to vacate the premises by the Lease
Termination Date, Tenant hereby agrees to pay Landlord 150% the monthly rental rate. The "Holdover Rental Rate" shall be paid monthly in advance to Landlord. In addition to the "Holdover Rental Rate", Landlord shall be entitled to seek to recover full damages sustained as a result of said holdover.



26.02  BROKERAGE.
       ----------

       Landlord and Tenant warrant and represents to each other that they have no dealings with any broker or agent in connection with this Lease other than Fallon Hines and O'Connor, Inc. and Parson Commercial Group and each covenants to defend the other, and, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Fallon. Hines and O'Connor or Parsons Commercial Group. Landlord shall be responsible to pay all brokerage commission.



26.04  EXTENSION OPTION
       ----------------

       If Tenant has not assigned this Lease nor sublet any portion of the Premises except by such transfer as does not require Landlord's consent and Tenant is not, at the date of intended exercise of the option granted hereby in default of its obligations under this Lease beyond applicable periods of notice and grace, Tenant shall have the option to extend the Term on all provisions hereof, except for Basic Rent, for two successive five year extension terms, ("Extension Terms"). Tenant shall exercise each such option by giving notice of Tenant's intent to exercise the option (the "Option Notice") to Landlord at least three-hundred sixty-five (365) days before the first day of each Extension Term. The Basic Rent for the Extension Term shall be the greater of (a) 95% the Fair Rental Value of the Premises as of the commencement of such Extension Term, determined as provided in Section 4.03, or (b) the Basic Rent in effect immediately prior to commencement of such Extension Term.

26.05  SIGNAGE.
       --------

       Landlord will provide Tenant with signage on the Building directory, floor directory, and suite door and exterior signage on the building subject to Landlord's approval, existing agreements with other tenants, compliance with applicable laws including the bylaws of Town of Framingham.


                                   ARTICLE 27

                                ENTIRE AGREEMENT
                                ----------------


27.01  ENTIRE AGREEMENT.
       -----------------

       No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.


       No Representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.


Executed as a sealed instrument as of the ______ day of August, 1998.



                                        LANDLORD:  TRIANGLE REALTY TRUST



                                        By:
                                            -------------------------------
                                            David P. Depietri, as Trustee and
                                            not individually



                                        TENANT:  LIFELINE SYSTEMS, INC.



                                        By:                  Date
                                           ----------------       -----------

                                        Its:

                                 THE TRIANGLE
                                  BUILDING 5

                           FRAMINGHAM, MASSACHUSETTS
                                   EXHIBIT A
                                   ---------

                              (LEGAL DESCRIPTION)


       Beginning at the southeast corner of the parcel herein described, at a point on the northwest side of Bishop Street, forty-two and 06/100 (42.06) feet southwest from a stone bound in Bishop Street; thence


SOUTHWESTERLY       by Bishop Street, S 36 (degrees) 38' 00" W, one hundred
                    forty-one and 45/100 (141.45) feet; thence on a curve to the right of radius 38.17 feet, a distance of thirty-one and 99/100 (31.99) feet, to Howard Street, thence


SOUTHWESTERLY       by Howard Street, S 84 (degrees) 39' 00" W, seven hundred
                    five and 57/100 (705.57) feet, to Grant Street, thence


NORTHWESTERLY       by Grant Street N 01 (degrees) 06' 00" W, two hundred
                    fourteen and 75/100 (214.75) feet; thence


NORTHEASTERLY       by Grant Street, N 30 (degrees) 28' 00" E, eleven and 50/100
                    (11.50); thence N 36 (degrees) 26' 25" E, four hundred twenty-one and 28/100 (421.28) feet; thence


NORTHEASTERLY       by the intersection of Grant Street and Clinton Street, N 88
                    (degrees) 44' 19" E, seven and 51/100 (7.51) feet to Clinton
                    Street; thence


SOUTHEASTERLY       by Clinton Street, S 56 (degrees) 20' 46" E, six hundred
                    sixty-six and 17/100 (666.17) feet to Bishop Street and the point of beginning


Containing 277,250 (plus or minus) square feet.

                  -



                                 THE TRIANGLE
                                  BUILDING 5


                           FRAMINGHAM, MASSACHUSETTS

                                  EXHIBIT A-1
                                  -----------

                         (PLAN SHOWING TENANT'S SPACE)


       Any discrepancy between Exhibit A1 and Exhibit B1 shall be resolved in favor of Exhibit B1.

                                  THE TRIANGLE

                                   BUILDING 5

                           FRAMINGHAM, MASSACHUSETTS

                                   EXHIBIT B1
                               BASE BUILDING WORK


1.   Install new roof.

2.   HVAC System to each floor.
     Including: -40 ton constant air volume unit mounted to the ceiling.
     -A 40" spline duct shall run from the unit and split in the center running to each end of the floor.

     -Air registers in the suite will be located in the side of the spline. Condenser will be located on roof and boiler in basement.

3. A 2,000 amp main electric panel in the basement will be distributed evenly over five (5) floors. Each floor will receive one panel with 360 amps. Tenant will use this panel for final electrical connections.

4.   Fire/Emergency System:

     Each floor shall receive a base system to code. Any future modification requirements to be at tenant cost.

5. All floors are to receive new windows system constructed of aluminum mullion with gray thermopane insulated glass. Each floor will have four
     (4) operable windows distributed evenly over the floor.

6.   All floors are to receive a sprinkler system to code.

7. All floors are to receive men's and women's rest rooms within Tenant space to code.

8.   Building to receive new 8.5 x 11.5 freight elevator serving all floors.

9.   Building has new existing passenger elevator serving all floors.

10. Building is to receive new three (3) loading dock doors for freight and delivery service on ground floor.

11. All walls, ceilings and floors are to be sandblasted down to original detail (cement & brick finish).

12.  All floors are to receive a smooth finished concrete floor.

13.  One new entrance door for each suite.

14. Building exterior is to be reconditioned for masonry and brick deterioration.

15.  A new key pad will also be added to the building.

16.  Add a secured double door to service UPS shipping areas.

17. Provide a redesigned freight elevator to office direct access to Tenant's space.

18.  Provide fifty-six (56) 8 foot double tube florescent strip light.

                                 EXHIBIT B2



                BUILDING STANDARD INTERIOR TENANT IMPROVEMENTS
                ----------------------------------------------



1.   PARTITIONS               A.    DEMISING PARTITIONS
     ----------                     -------------------
                                    separating Tenant spaces shall be
                                    constructed 3 5/8" metal studs with two (2) layers of 5/8" drywall with 3" fiberglass insulation to the under side of the floor above.


                              B.    INTERIOR PARTITIONS within Tenant spaces
                                    -------------------
                                    shall be constructed of 3 5/8" metal studs with one (1) layer of 5/8" drywall on each side, extending from the floor to 6" above the suspended ceiling. All walls are fully insulated.


2.   CEILING                  A.    Mechanically suspended 2' x 4' exposed
     -------                        metal grid with low gloss color coordinated
                                    finish to match specified ceiling panels.


                              B. 2' x 4' second look two. Ceiling height to be 8' - 4" minimum.


3. DOORS                      A.    INTERIOR DOOR PACKAGE
   -----                            ---------------------
                                    One 3' - 0" x 8' - 0" high solid core wood veneer door in a pressed (16 gauge) metal frame.

                                    One and one-half pair of ball bearing
                                    hinges.

                                    One standard door stop as required.


                              B.    ENTRANCE DOORS TO LEASED AREAS
                                    ------------------------------
                                    One 3' - 0" x 8' - 0" x 1 3/4" solid glass doors with accompanying glass side lights. Chrome lever hardware.

4. FLOORING                   A.    Tenant Spaces - High
   --------                         grade carpeting or VCT.  Color
                                    specifications picked by Tenant.


                              B. Common areas to receive carpet or other flooring as traffic patterns dictate.

5. PAINTING & WALL
   ---------------
   COVERINGS                  A.    Tenant wall surfaces will receive two (2)
   ---------                        coats of high quality paint. Colors to be
                                    chosen by Tenant.


                              B. Tenant's interior doors will receive two (2) coats of semi-gloss finish.


                              C. Pressed metal door frames to be finished in building standard color as selected by Tenant.


6. LIGHTING                   A.    Recessed 2' x 4' Parabolic Light fixtures
   --------                         with electronic ballast as needed.


                              B. Wall switches shall be single pole silent type.


                              C. Fixtures, as required, either Parabolic or incandescent, shall be installed in all common areas and maintained by Landlord.


7. ELECTRICAL SERVICE               One (1) duplex wall
   ------------------               outlet for on every interior wall as
                                    specified by Tenant.


8. TELEPHONE                        Installation of wall outlets and wiring
   ---------                        shall be provided by a telephone company at
                                    the Tenant's expense, subject to approval by Landlord, which shall not be unreasonably withheld or delayed.


9. HEATING, VENTILATION
   --------------------
   AND AIR CONDITIONING             The Tenant will design and install a zoned
   --------------------             heating, ventilating and air conditioning
                                    system that mechanically coincides with the Base Building System which is supplied by Landlord.

                                 THE TRIANGLE
                                  BUILDING 5

                           FRAMINGHAM, MASSACHUSETTS

                                   EXHIBIT C
                                   ---------

                      SERVICES TO BE PROVIDED BY LANDLORD
                            (AS OPERATING EXPENSES)


A. Replacement of fluorescent tubes and starters in overhead light fixtures in common areas as needed.

B.  Hot and cold water for lavatory and drinking purposes.

C.  Janitor services in common hallways and stairwells.

D.  HVAC Maintenance

E.  Roof Maintenance

F. Compliance with all applicable laws relating to the building, except for compliance necessitated solely by Tenant Construction

    Snow Removal     Landlord will clear snow and ice from Tenant's designated
    ------------     parking areas and common sidewalks

    Landscaping      Landlord will provide landscaping and  keeping as typically
    -----------      provided to real estate development with similar use.

                                 THE TRIANGLE
                                  BUILDING 5

                              FRAMINGHAM, TRIANGLE

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS



1. Heating, lighting and plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night.

2. The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left herein.

3. No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown herein.

4. The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5. Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows.

6. No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7. No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8.   No animals or birds shall be kept in or about the Building.

9. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

10. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11.  No person shall loiter in the halls, corridors, or lavatories.

12. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

13. No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord.

14. Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

15. The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment, may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein.

16. All office areas shall require floor mats under any chairs that have casters, so that the carpet shall remain in good order and repair.

                                 THE TRIANGLE
                                  BUILDING #5

                           FRAMINGHAM, MASSACHUSETTS

                                   EXHIBIT E
                                   ---------

                                    PARKING
                                    -------

Upon Tenant's occupancy of the Premises, it shall have the right to use, as appurtenant to the Premises, a maximum of 50 parking spaces in Tenant's main parking area as shown in Exhibit E-1. Tenant may also use alternate parking areas shown in Exhibit E-1 until such time when Landlord notifies Tenant that alternate parking areas are no longer available to Tenant. All parking areas shall be on a first-come first-serve basis. Landlord will repair pavement and restripe the Building's parking areas to be used by Tenant's employees.
Landlord shall in no event be required to enforce such reserved rights on Tenant's behalf. Use of such spaces is limited to Tenant's employees assigned to the Premises and may not be sold, assigned, licensed or otherwise given to any person for any compensation or fee or otherwise, except in connection with a sublease or assignment permitted under the lease. The use of such parking spaces by Tenant may be regulated by rules and regulations issued by the landlord from time to time. Landlord reserves the right, after reasonable written notice to Tenant, at any time and from time to time to change the location of any parking space or spaces designated for tenant's use pursuant to this section. Notwithstanding the immediately preceding sentence, however, in the event that Landlord, in the future, dedicates any parking spaces in the areas shown in Exhibit E-1 for the exclusive use of any other tenant (the "Other Tenant Spaces") such that less than 50 parking spaces are available for Tenant's use in Tenant's Main Parking Area, then Tenant shall have the right to have dedicated for Tenant's exclusive use, 50 parking spaces, mutually agreed upon by Tenant and Landlord from the parking areas shown in Exhibit E-1, but excluding the Other Tenant Spaces.